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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in this Annual Report (Form 10-K) of One Valley Bancorp of West Virginia, Inc. of our report dated January 18, 1996, included in the 1995 Annual Report to Shareholders of One Valley Bancorp of West Virginia, Inc.

      We also consent to the incorporation by reference in the Registration Statements pertaining to the Amended 1983 Incentive Stock Option Plan (Form S-8, No. 2-90738) and pertaining to the 1993 Incentive Stock Option Plan (Form S-8, No. 33-66700) of One Valley Bancorp of West Virginia, Inc. of our report dated January 18, 1996, with respect to the consolidated financial statements of One Valley Bancorp of West Virginia, Inc. and Subsidiaries incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1995.


                                                      /s/ Ernst & Young LLP

Charleston, WV
March 18, 1996


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